UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2025

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On December 26, 2025, VisionWave Holdings, Inc. (the “Company”) advanced principal in the amount of $398,345 to C.M. Composite Materials Ltd., an Israeli corporation (“CM”).

In connection with the advance, CM delivered a Promissory Note to the Company (the “Note”). The Note has a 24-month maturity, with the outstanding principal due and payable on December 31, 2027, unless repaid earlier. The Note does not bear interest unless an event of default occurs, in which case interest accrues at a rate of 5% per annum, or the maximum rate permitted by applicable law, if lower. The Note may be prepaid at any time without premium or penalty.

The proceeds of the Note were funded on December 26, 2025. The Note constitutes a binding and enforceable obligation of CM.

The Note is a stand-alone financial obligation and is not contingent upon the completion of any acquisition, merger, or other strategic transaction.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2025, Noam Kenig resigned as Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company, effective immediately for personal reasons. Mr. Kenig’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 29, 2025, the Board appointed Douglas Davis, the Company’s current Executive Chairman, to serve as Interim Chief Executive Officer, effective immediately. Mr. Davis will continue to serve as Executive Chairman while performing the duties of Interim Chief Executive Officer. There are no new compensatory arrangements entered into with Mr. Davis in connection with this appointment, and no material changes to his existing compensatory arrangements.

On December 29, 2025, the Board appointed Eric Shuss, who currently serves as a director of the Company, as Independent Lead Director, effective immediately. There are no compensatory arrangements entered into with Mr. Shuss in connection with this appointment beyond the standard compensatory arrangements for non-employee directors previously disclosed by the Company.

Item 8.01 Other Events

The Company has entered into a letter of intent, as amended, with CM regarding a potential strategic transaction. Any such transaction remains subject to, among other things, completion of due diligence, negotiation and execution of definitive agreements, approval by the Company’s board of directors, receipt of a valuation and fairness opinion, and the satisfaction of other customary closing conditions.

There can be no assurance that any such transaction will be consummated.

The Note described herein remains fully enforceable regardless of whether any contemplated transaction is completed.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Promissory Note dated December 26, 2025, by and between VisionWave Holdings, Inc. and C.M. Composite Materials Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2025

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Executive Chairman